Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Star Equity Holdings, Inc. 401(k) Savings Plan

Old Greenwich, Connecticut

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-104210 and 333-161170) of Star Equity Holdings, Inc. of our report dated June 26, 2026, relating to the financial statements and supplemental schedule of the Star Equity Holdings, Inc. 401(k) Savings Plan which appear in this Form 11-K for the year ended December 31, 2025.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
June 26, 2026